Exhibit 35.6

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2013 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

PNC Bank, National Association d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citibank, N.A.

Direct Email: karen.schluter@citi.com

Recipient Role	Deal Name		Midland Role
Trustee	CCRE Commercial Mortgage Securities LP	Series 2011-C1	Master Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2012-GC8	Special Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.,	Series 2013-GC17	Subservicer
the Miracle Mile loan
Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2013-GC15	Special Servicer
Trustee	Domino’s Pizza Master Issuer LLC	Series 2012-1	Master & Special
Certificate Administrator	GS Mortgage Securities Corporation II	Series 2011-GC3	Special Servicer
Trustee	Hardee’s Funding LLC	Series 2013-1	Servicer
Trustee	ICONIX Brand Group, Inc.	Series 2013-1	Servicer
Trustee	ICONIX Brand Group, Inc.	Series 2012-1	Servicer
Trustee	Sonic Capital LLC	Series 2013-1	Servicer
Trustee	Sonic Capital LLC	Series 2011-1	Servicer